EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Starbase Corporation on Form S-3 of our report dated May 7, 2002, appearing in the Annual Report on Form 10-K of Starbase Corporation for the year ended March 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Costa Mesa, California
May 23, 2002